CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-6 of Allstate Life Variable Life Separate Account A ("the Account") (File No. 811-08173) of our report dated March 4, 2015, relating to the financial statements and the related financial statement schedules of Allstate Life Insurance Company, to the use of our report dated March 31, 2015 relating to the financial statements of the sub-accounts of the Account, to the use of our report dated March 28, 2014 relating to the financial statements of the sub-accounts of the Account, to the use of our report dated March 28, 2013 relating to the financial statements of the sub-accounts of the Account, to the use of our report dated March 31, 2015 relating to the financial statements of the sub-accounts of Charter National Variable Account, and to the use of our report dated March 28, 2014 relating to the financial statements of the sub-accounts of Charter National Variable Account, and to the use of our report dated March 28, 2013 relating to the financial statements of the sub-accounts of Charter National Variable Account, appearing in the Supplement to the prospectus, which is a part of such Registration Statement, and to the references to us under the heading
"Independent Registered Public Accounting Firm" in such Supplement to the prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois
January 4, 2016